UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2006

CHEETAH OIL & GAS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-26907

(Commission File Number)

93-1118938

(IRS Employer Identification No.)

Second Floor, 809 Manning Road, NE, Calgary, Alberta, Canada T2E 7M9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403) 248-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On August 21, 2006, we came to the conclusion that our financial statements for the fiscal quarter ended June 30, 2005, the fiscal quarter ended September 30, 2005, the fiscal year ended December 31, 2005 and the fiscal quarter ended March 31, 2006 as filed should no longer be relied upon. The reason for this conclusion was our realization that, under United States generally accepted accounting principles, we had expensed certain stock based compensation that should have been capitalized. In addition, we had previously recorded liquidated damages that had accrued as a charge to additional paid-in capital. These amounts have now been expensed. Finally, in accordance with the requirements of FAS 133 and EITF Issue 00-19, we also concluded that our previous accounting treatment of our convertible financing in the first quarter of this year was inappropriate. Specifically, the detached warrants had been recorded as additional paid-in capital and have instead now been recorded as a liability at fair value. The associated deferred financing costs allocated to the warrants that had been recorded as a charge to additional paid-in capital now have been expensed. As a result of revisions to our accounting treatment for the items discussed above, we have filed on Edgar financial statements for the period ended June 30, 2006 in our 10-QSB for that period that describes the changes. We anticipate shortly filing an amended 10-QSB for the periods ended June 30, 2005 and September 30, 2005, an amended 10-KSB for the year ended December 31, 2005 and an amended 10-QSB for the period ended March 31, 2006.

Our authorized officers discussed the matters disclosed in this Item 4.02 filing with our independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Garth Braun

Authorized Signatory

Date: September 30, 2006